UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 30, 2016
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

Term Loan Agreement

On March 30, 2016 (Closing Date), Boise Cascade Company (Boise Cascade or the Company) and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and the guarantors party thereto, entered into a term loan agreement (Term Loan Agreement) with American Agcredit, PCA, as administrative agent and sole lead arranger, and the lenders from time to time party thereto.

The Term Loan Agreement contemplates a $75.0 million secured term loan. The outstanding principal balance of the term loan amortizes and is payable in equal installments of $10 million per year on each of the sixth, seventh, eighth, and ninth anniversaries of the Closing Date. The remaining principal balance is due and payable on March 30, 2026. The term loan may be repaid from time to time at the discretion of the borrowers without premium or penalty. Optional principal prepayments are credited toward scheduled amortization installments as directed by the Company. However, any principal amount of term loan repaid may not be subsequently re-borrowed.

Interest rates under the Term Loan Agreement are based, at the Company’s election, on either the London Interbank Offered Rate (LIBOR) or a base rate, as defined in the Term Loan Agreement, plus a spread over the index. The applicable spread for the term loan ranges from 0.875% to 1.125% for base rate loans, and 1.875% to 2.125% for LIBOR rate loans, both dependent on the Company’s Interest Coverage Ratio (as defined in the Term Loan Agreement). The term loan was issued by three institutions within the farm credit system and will be eligible for patronage credits.

Pursuant to the Term Loan Agreement, the borrowers are also required to maintain, as of the end of any fiscal quarter of the Company, a Capitalization Ratio lower than 60%, a Consolidated Net Worth greater than $350 million, and Available Liquidity greater than $100 million (each as defined in the Term Loan Agreement). In addition, under the Term Loan Agreement, and subject to certain exceptions, the borrowers may not, among other things, (i) incur indebtedness, (ii) incur liens, (iii) make junior payments, (iv) make certain investments, and (v) under certain circumstances, make capital expenditures in excess of $50 million during four consecutive quarters. The Term Loan Agreement also includes customary representations of the borrowers and provides for certain events of default customary for similar facilities.

On the Closing Date, the Company borrowed $75.0 million under the term loan and used the proceeds to partially finance the purchase (the Acquisition) of Georgia-Pacific LLC’s engineered lumber production facilities in Thorsby, Alabama and Roxboro, North Carolina (Acquired Facilities) as described in Item 2.01 herein.

The term loan is secured by a first priority mortgage on the Acquired Facilities and a first priority security interest on the equipment and certain tangible personal property located therein.

The foregoing summary of the Term Loan Agreement is qualified in its entirety by reference to the complete text of the Term Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

First Amendment to Asset Purchase Agreement

On March 31, 2016, the Company and Boise Cascade Wood Products, L.L.C. entered into a First Amendment (Amendment) to the Asset Purchase Agreement, dated as of December 18, 2015 (Purchase Agreement), with Georgia-Pacific LLC and certain of its affiliates (collectively GP). The Amendment designated a time and date for the closing of the Acquisition, waived certain covenants and obligations of GP related to ordinary conduct of the business pending closing of the Acquisition, and provided for agreement on the terms and conditions on which the Company acquired certain inventory in the Acquisition that was originally designated as Excluded Assets (as defined in the Purchase Agreement).

The foregoing summary of the Amendment is qualified in its entirety to the complete text of the Amendment, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 31, 2016, the Company and Boise Cascade Wood Products, L.L.C., completed the previously announced purchase of GP’s engineered lumber production facilities located at Thorsby, Alabama and Roxboro, North Carolina. The Company purchased the Acquired Facilities for a purchase price of $215 million, including closing date estimated working capital of

$25 million, which is subject to post-closing adjustments. The Company financed the Acquisition and related expenses with $90 million of cash on hand, its new $75 million term loan described under Item 1.01 herein, and a $55 million draw under its revolving credit facility. No financial statements of the Acquired Facilities are required to be filed under Rule 3-05 of Regulation S-X and no pro formas are required to be filed under Article 11 of Regulation S-X in connection with the Acquisition because the Acquisition involved a “business” that does not meet the definition of “significant.”

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 hereto with respect to the Term Loan Agreement is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On March 31, 2016, the Company issued a press release regarding the completion of the Acquisition. The press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1*†
Asset Purchase Agreement, dated as of December 18, 2015, by and among Georgia-Pacific Wood Products LLC, Georgia-Pacific Wood Products South LLC, Georgia-Pacific LLC, Boise Cascade Wood Products, L.L.C., and Boise Cascade Company (incorporated by reference from Boise Cascade Company’s current Report on Form 8-K/A filed on February 19, 2016).

2.2*
First Amendment to Asset Purchase Agreement, dated as of March 31, 2016, by and among Georgia-Pacific Wood Products LLC, Georgia-Pacific Wood Products South LLC, Georgia-Pacific LLC, Boise Cascade Wood Products, L.L.C., and Boise Cascade Company.

99.1	Press Release by Boise Cascade Company dated March 31, 2016.

*	Exhibits and schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

†
Certain portions were omitted pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. Omitted information was filed separately with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: April 1, 2016